UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 6, 2011

YRC Worldwide Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-12255	48-0948788
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10990 Roe Avenue, Overland Park, Kansas 66211

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (913) 696-6100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On March 7, 2011, YRC Worldwide Inc. (the “Company”) announced the appointment of William L. Trubeck as its interim Executive Vice President and Chief Financial Officer, effective March 31, 2011. Mr. Trubeck will continue to serve on the Company’s board of directors. Mr. Trubeck replaces Sheila K. Taylor, who is leaving the Company to pursue opportunities outside the less-than-truckload industry, effective March 31, 2011, in order to allow for an orderly transition of the chief financial officer role at the Company. The Company is not aware of any disagreement between it and Ms. Taylor regarding its financial statements or any other material matter.

Mr. Trubeck, 64, has been a self-employed business and financial consultant since 2008. Prior to that, he was Executive Vice President and Chief Financial Officer, H&R Block, Inc. (2004–2007); Executive Vice President, Western Group (2003–2004); Executive Vice President, Chief Administrative Officer and Chief Financial Officer (2002–2003) and Senior Vice President and Chief Financial Officer (2000–2002), Waste Management, Inc.; Senior Vice President–Finance and Chief Financial Officer and President, Latin American Operations, International MultiFoods, Inc. (1997–2000).

Mr. Trubeck will receive $50,000 per month (prorated for any partial months) during the transition period and while he serves as interim Executive Vice President and Chief Financial Officer, and he will continue to participate in the Company’s Director Compensation Plan.

The Company and Ms. Taylor entered into a Separation Agreement and Release dated March 6, 2011 (the “Separation Agreement”). Pursuant to the Separation Agreement, Ms. Taylor will receive her current base salary and continuation of certain health and welfare benefits during a 12-month period ending March 31, 2012, subject to certain limitations and subject to Ms. Taylor remaining with the Company until March 31, 2011 and her compliance with the covenants of her Non-Compete Agreement (as defined below) with the Company. The Separation Agreement contains customary language in which Ms. Taylor, to the fullest extent allowed by law, releases the Company, its subsidiaries and affiliates, and the employees, officers, directors, representatives, attorneys and agents of any of them, and their respective successors, predecessors and assigns, from all claims, charges, costs, attorney fees or demands that she may have in any way related to or arising from her employment with the Company or the cessation of that employment.

On March 6, 2011, the Company and Ms. Taylor entered into an amendment to the Non-Competition, Non-Solicitation, Non-Disparagement and Confidentiality Agreement between Ms. Taylor and the Company, dated as of November 25, 2009 (the “Non-Compete Agreement”), to clarify the specific less-than-truckload, truckload and logistics companies that are subject to the restrictive covenants under the Non-Compete Agreement. The Non-Compete Agreement continues to have a nine-month term following termination of Ms. Taylor’s employment; provided, that Ms. Taylor must comply with the terms of the Non-Compete Agreement as a condition to receiving the separation payments and health and welfare benefit continuation through March 31, 2012 under the Separation Agreement.

A copy of the news release making this announcement is included with this Form 8-K as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	News Release dated March 7, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

YRC WORLDWIDE INC.

Date: March 10, 2011	By:	/s/ William D. Zollars
William D. Zollars
Chairman of Board Directors, President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	News Release dated March 7, 2011.

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